CONSENT OF L.L. BRADFORD & COMPANY INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated June 3, 2013, in the Registration Statement (Form S-1) of Language Arts Corp. for the registration of shares of its common stock.

/s/ L.L. Bradford & Company

Las Vegas, Nevada

August 7, 2013

702-735-5030 * 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 * 543 Country Club Drive, Suite B-308, Simi Valley CA 93065 * www.llbradford.com